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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the following with respect to Post-Effective Amendment No. 5 and Amendment No. 5 to the Registration Statement on Form S-6 (File No. 33-54662), filed on behalf of The Penn Mutual Life Insurance Company and Penn Mutual Variable Life Account I under the Securities Act of 1933:

     1. The inclusion of our report dated January 28, 1997 on our audits of the statutory financial statements of The Penn Mutual Life Insurance Company as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996.

     2. The inclusion of our reports dated April 7, 1997 on our audits of the financial statements of Penn Mutual Variable Life Account I - Cornerstone VUL as of December 31, 1996 and for the two years then ended and Penn Mutual Variable Life Account I - Cornerstone VUL II/Variable Estate Max as of December 31, 1996 and for the year then ended and the period from May 1, 1995 (commencement of operations) to December 31, 1995.

     3. The reference to our Firm under the heading of "Experts" in the Registration Statement.



COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 28, 1997